RULE 10f-3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f-3 Procedures

1.Name of Portfolio: Neuberger Berman Millennium Fund
2.Name of Issuer: Aeropostale, Inc.

3.Date of Purchase: May 15, 2002

4.Underwriter from whom purchased: Bear, Stearns & Co. Inc.

5.Affiliated Underwriter managing or participating in
	underwriting syndicate: Neuberger Berman, LLC
6.Is a list of the underwriting syndicates members attached?
        Yes X		    No  _____
7.Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser: 42,900

8.Aggregate principal amount of offering: 12,500,000

9.Purchase price (net of fees and expenses): $ 18.00

10.Date offering commenced: May 15, 2002

11.Offering price at close of first day on which any sales were made: $ 18.00

12.Commission, spread or profit:  7.00%		$1.26/ share

13.Have the following conditions been satisfied?
        Yes	     No

a.  The securities are:
part of an issue registered under the Securities Act of 1933
which is being offered to the public;               Yes

Eligible Municipal Securities;

sold in an Eligible Foreign Offering; or

sold in an Eligible Rule 144A offering?

See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.

b.	(1)   The securities were purchased prior to the end
of the first day on which any sales were made, at a price that is notmore than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR Yes


        (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


c.The underwriting was a firm commitment underwriting?    Yes

d.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for
comparison of spread with comparable recent offerings)?    Yes

e.The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years?                  Yes

f.(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed
25% of the principal amount of the offering; OR            Yes

(2)  If the securities purchased were sold in an Eligible Rule
144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

(i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
144A(a)(1), plus

(ii)The principal amount of the offering of such class in any concurrent public offering?

g.        (1)      No affiliated underwriter of the Trust was a
direct or indirect participant         in or beneficiary of
the sale; OR   Yes

(2)   With respect to the purchase of Eligible Municipal
Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

h.Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form N-SAR and
quarterly reports to the Trustees?                     Yes


Approved:			       Date: June 14, 2002
RULE 10f-3 REPORT FORM

Additional Information for paragraph (b) commission or spread comparable recent offerings:

	Comparison #1	Comparison #2	Comparison #3
Security	Aeropostale Inc.	Netflix	   Pacer Intl Inc.

Date
Offered  	5/15/2002		5/22/2002    6/12/2002

Price	         $18.00		          $15.00       $15.00

Spread ($)	  1.260		            1.05	1.05

Spread (%)        7.00%		           7.00%	7.00%

Security
Type	          Common		   Common	Common

Rating
Quality

Size of
Issue	       12,500,000		5,500,000    14,000,000

Total
Capitali
Zation	      $612,729,126	      $309,721,110  $552,177,720










Note:	Minimum of two comparisons must be
completed for each purchase.




Attachment